For period ending November 30, 2001								Exhibit
77.Q.1

File number 811-8229


CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
PAINEWEBBER INDEX TRUST

         The undersigned, being Vice President and Secretary of PaineWebber Index Trust Trust, hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated
By-Laws of the Trust dated May 13, 1999 in the manner provided in such Restated By-Laws of the Trust, at meetings held on May 9, 2001 and September 20, 2001:

         RESOLVED, that the Restated By-Laws dated May 13, 1999 be, and they hereby are, amended to change the name of the Trust from PaineWebber Index Trust to Brinson Index Trust in the following manner:

The first paragraph of the Restated By-Laws is hereby amended to read as follows:

	These By-laws of Brinson Index Trust the Trust, a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of May 27, 1997, as amended and restated as of May 13, 1999, and as from time to time further amended, supplemented or restated the Trust Instrument. Capitalized terms used herein have the same meanings as in the Trust Instrument.

	and be it further

         RESOLVED, that the Restated By-Laws dated May 13, 1999 be, and they hereby are, amended by replacing Article II, Section 3 to read as follows:

          Retirement of Trustees: Each Trustee who has attained the age of seventy-two 72 years shall retire from service as a Trustee on the later of a the last day of the month in which he or she attains such age or b June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust.

Dated: October 26, 2001
         			By: ____/s/ Amy R. Doberman  ______
				Name:  Amy R. Doberman
				Title:    Vice President and Secretary


New York, New York ss

On this 26th day of October, 2001, before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/ Evelyn De Simone
						Notary Public